Exhibit 1.1

                     American Depositary Shares

BCD Semiconductor Manufacturing Limited

Representing                      Ordinary Shares

(Par value US$0.001 per ordinary share)

UNDERWRITING AGREEMENT

[Date]

JEFFERIES & COMPANY, INC.

STIFEL, NICOLAUS & COMPANY, INCORPORATED

As Representatives of the several Underwriters

c/o JEFFERIES & COMPANY, INC.

520 Madison Avenue

New York, New York 10022

c/o STIFEL, NICOLAUS & COMPANY, INCORPORATED

390 Park Avenue

New York, New York 10022

Ladies and Gentlemen:

Introductory.    BCD Semiconductor Manufacturing Limited, a Cayman Islands exempted limited liability company (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”) an aggregate of [        ] American depositary shares (“ADSs”), each ADS representing [        ] of the Company’s ordinary shares, par value US$0.001 per ordinary share (the “Shares”); and the shareholders of the Company named in Schedule B (collectively, the “Selling Shareholders”) severally propose to sell to the Underwriters an aggregate of [        ] ADSs. The [        ] ADSs to be sold by the Company and the [        ] ADSs to be sold by the Selling Shareholders are collectively called the “Firm ADSs.” [In addition, the Company has granted to the Underwriters an option to purchase up to an additional [        ] ADSs [and the Selling Shareholders have severally granted to the Underwriters an option to purchase up to an additional [        ] ADSs, with each Selling Shareholder selling up to the amount set forth opposite such Selling Shareholder’s name in Schedule B, all] as provided in Section 2. The additional [        ] ADSs to be sold by the Company [and the additional [        ] ADSs to be sold by the Selling Shareholders] pursuant to such option are collectively called the “Optional ADSs.”] The Firm ADSs and, if and to the extent such option is exercised, the Optional ADSs are collectively called the “Offered Securities.” Jefferies & Company, Inc. (“Jefferies”) and Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus”) agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Offered Securities.

The ADSs purchased by the Underwriters under this Agreement will be evidenced by American depositary receipts (“ADRs”) to be issued pursuant to a Deposit Agreement, dated as of                 , 2011 (the “Deposit Agreement”), to be entered into among the Company,                                     , as depositary (the “Depositary”), and the holders from time to time of the ADRs.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (File No. 333-[        ]), which contains a form of prospectus to be used in connection with the public offering and sale of the Offered Securities. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act, is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first used by the Underwriters to confirm sales of the Offered Securities or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act, is called the “Prospectus.” As used herein, “Applicable Time” is __:___ _m (New York time) on [                ], 2011. As used herein, “Preliminary Prospectus” means each preliminary prospectus included in the Registration Statement prior to the time it becomes effective. As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means the Preliminary Prospectus, as amended or supplemented immediately prior to the Applicable Time, together with the free writing prospectuses, if any, identified in Schedule C hereto, and each “road show” (as defined in Rule 433 under the Securities Act), if any, related to the Offered Securities contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act) (each such road show, a “Road Show”). As used herein, the terms “Registration Statement,” “Rule 462(b) Registration Statement”, “Preliminary Prospectus” “Time of Sale Prospectus” and “Prospectus” shall include the documents incorporated and deemed to be incorporated by reference therein. All references in this Agreement to (i) the Registration Statement, the ADS Registration Statement (as hereinafter defined), the 462(b) Registration Statement, any Preliminary Prospectus, or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) and (ii) the Prospectus shall be deemed to include the “electronic Prospectus” provided for use in connection with the offering of the Offered Securities as contemplated by Section 3(A)(k) of this Agreement.

Section 1    Representations and Warranties.

A.        Representations and Warranties of the Company.    The Company represents, warrants and covenants to each Underwriter as of the date of this Agreement, as of the First Closing Date (as hereinafter defined) and as of each Option Closing Date (as hereinafter defined), if any, and covenants with each Underwriter, as follows:

(a)        Compliance with Registration Requirements.    The Registration Statement, the ADS Registration Statement, and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement, or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

Each Preliminary Prospectus, the Time of Sale Prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Offered Securities. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, the Time of Sale Prospectus [(including any preliminary prospectus wrapper)] did not, and at the time of each sale of the Offered Securities and at the First Closing Date (as defined in Section 2), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus [(including any Prospectus wrapper)], as amended or supplemented, as of its date and at all subsequent times, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus or the Time of Sale Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Representatives to the Company consists of the information described in Section 9(b) below.

The Company is not an “ineligible issuer” in connection with the offering of the Offered Securities pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act, including timely filing with the Commission or retention where required and legending, and each such free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities did not, does not and will not include any information that conflicted, conflicts with or will conflict with the information contained in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus, including any document incorporated by reference therein. Except for the free writing prospectuses, if any, identified in Schedule C hereto, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, which consent shall not be unreasonably withheld or delayed, prepare, use or refer to, any free writing prospectus.

A registration statement on Form F-6 (File No. 333-                ) related to the ADSs has been filed with the Commission (such registration statement, including all exhibits thereto, as amended at the time such registration statement becomes effective, being hereinafter referred to as the “ADS Registration Statement”). The ADS Registration Statement, as of its effective date, complied or will comply, in all material respects, and each amendment or supplement thereto, when it is filed with the Commission or becomes effective, as the case may be, will comply, in all material respects, with the applicable requirements of the Securities Act, and did not or will not, as of its effective date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(b)        Offering Materials Furnished to Underwriters.    The Company has delivered to the Representatives two complete manually signed copies of the Registration Statement, the ADS Registration Statement, each amendment thereto and any Rule 462(b) Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement, the ADS Registration Statement, each amendment thereto and any Rule 462(b) Registration Statement (without exhibits) and any Preliminary Prospectuses, the Time of Sale Prospectus, the Prospectus, as amended or supplemented, and any free writing prospectus reviewed and consented to by the Representatives, in such quantities and at such places as the Representatives has reasonably requested for each of the Underwriters.

(c)        Distribution of Offering Materials By the Company.    The Company has not distributed and will not distribute, prior to the later of (i) the expiration or termination of the option granted to the several Underwriters in Section 2, (ii) the completion of the Underwriters’ distribution of the Offered Securities, and (iii) the expiration of 25 days after the date of the Prospectus, any offering material in connection with the offering and sale of the Offered Securities other than a Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus reviewed and consented to by the Representatives, or the Registration Statement.

(d)        The Underwriting Agreement.    This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(e)        Authorization of the Offered Securities.    The Offered Securities have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and the issuance and sale of the Offered Securities is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Offered Securities.

(f)        No Applicable Registration or Other Similar Rights.    There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, other than the Selling Shareholders with respect to the Offered Securities included in the Registration Statement, except for such rights as have been duly waived.

(g)        No Material Adverse Change.    Except as otherwise disclosed in the Time of Sale Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Prospectus (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”), (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business, (iii) there has not been any business or any other assets material to the Company and its subsidiaries taken as a whole acquired or disposed of, (iv) there has not been any such material transaction that is probable of being entered into by the Company or its subsidiaries, other than transactions in the ordinary course of business, and (v) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(h)        Independent Accountants.    Deloitte & Touche LLP (“Deloitte”), who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in any Preliminary Prospectus, the Time of Sale Prospectus and the Prospectus (each, an “Applicable Prospectus” and collectively, the “Applicable Prospectuses”), are (i) independent public or certified public accountants as required by the Securities Act, (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X and (iii) a registered public accounting firm as defined by the Public Company Accounting Oversight Board (the “PCAOB”) whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

No information was withheld from Deloitte for the purpose of their preparation of their report contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus, and all information given to Deloitte for such purposes was given in good faith, the factual contents of such report are true, accurate and complete in all material respects and no material fact or matter has been omitted; and no information was withheld from Deloitte for the purposes of their review of the Company’s financial reporting procedures and their issuance of the comfort letters to the Underwriters in connection with the transactions contemplated by this Agreement.

(i)        Preparation of the Financial Statements.    The consolidated financial statements filed with the Commission as a part of the Registration Statement and included in the Time of Sale Prospectus and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. No other financial statements or supporting schedules are required to be included in the Registration Statement or any Applicable Prospectus. The financial data set forth in each Applicable Prospectus under the captions “Prospectus Summary—Summary Consolidated Financial Data,” “Selected Consolidated Financial Data” and “Capitalization” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement and each Applicable Prospectus. No person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement and included in any Applicable Prospectus.

The Company and its subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46R), not disclosed in the Registration Statement, or any Applicable Prospectus.

(j)        Company’s Accounting System.    The Company and each of its subsidiaries make and keep accurate books and records and maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company is not aware of (i) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. There has not been and is no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and since the date of most recent audited financials, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(k)        Incorporation and Good Standing of the Company and its Subsidiaries.    Each of the Company and its subsidiaries has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization to the extent applicable and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in each Applicable Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and each subsidiary is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in all jurisdictions in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business. All of the issued and outstanding capital stock or other equity or ownership interests of each subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and, except as set forth in the Registration Statement and each Applicable Prospectus, are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than (i) the subsidiaries listed in Exhibit 21 to the Registration Statement and (ii) such other entities omitted from Exhibit 21 which, when such omitted entities are considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X.

(l)        Capitalization and Other Capital Stock Matters.    The authorized, issued and outstanding capital stock of the Company is as set forth in each Applicable Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Time of Sale Prospectus or upon the exercise of outstanding options or warrants described in each Applicable Prospectus). The Shares represented by the Offered Securities conform in all material respects to the description thereof contained in each Applicable Prospectus, including the Time of Sale Prospectus and the Prospectus. All of the issued and outstanding Shares represented by the Offered Securities (including the Shares represented by the Offered Securities which are owned by Selling Shareholders) have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding Shares was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in each Applicable Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in each Applicable Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

The registered holder of the Shares represented by the Offered Securities and the Depositary with respect to the Offered Securities, against payment of the purchase prices in accordance with this Agreement on the Closing Date and, if applicable, the Option Closing Date, will be, except subject to the terms and provisions of the Deposit Agreement, entitled to all the rights of a shareholder conferred by the Memorandum of Association and Articles of Association of the Company, and the Depositary will acquire, subject to the terms of the Deposit Agreement, valid and unencumbered title to the Shares represented by the Offered Securities and the Underwriters will acquire valid and unencumbered title to the Offered Securities; there are no restrictions on transfer of the Shares represented by the Offered Securities to be sold by the Company or the Offered Securities to be sold by the Company, as the case may be, except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus and subject to the terms and provisions of this Agreement or the Deposit Agreement, under the laws of the Cayman Islands or the State of New York, as the case may be; the Shares may be freely deposited by the Company with the Depositary against issuance of ADRs evidencing the ADSs as contemplated by the Deposit Agreement. Neither the filing of the Registration Statement nor the offering or sale of the Offered Securities as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any Shares or any other class of capital stock of the Company.

(m)        Stock Exchange Listing.    The Offered Securities have been approved for inclusion on the Nasdaq Global Market, subject only to official notice of issuance.

(n)        Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required.    Neither the Company nor any of its subsidiaries is in violation of its memorandum of association, articles of association, charter or by-laws, partnership agreement or operating agreement or similar organizational document, as applicable, or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound (including, without limitation, any credit agreement, indenture, pledge agreement, security agreement or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness of the Company or any of its subsidiaries ), or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement and the Deposit Agreement, consummation of the transactions contemplated hereby and thereby and by each Applicable Prospectus and the issuance and sale of the Offered Securities, including, without limitation, the issuance of the Shares represented by the Offered Securities, the deposit of any Shares with the Depositary and the issuance of ADRs evidencing the Offered Securities, and the use of the proceeds by the Company from this offering as described in the Registration Statement and each Applicable Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the memorandum of association, articles of association, charter or by-laws, partnership agreement or operating agreement or similar organizational document of the Company or any subsidiary, as applicable, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement or the Deposit Agreement and consummation of the transactions contemplated hereby and thereby and by each Applicable Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from FINRA.

(o)        Enforceability of Deposit Agreement.    The Deposit Agreement has been duly executed and delivered by the Company, and is enforceable against the Company in accordance with its terms, subject to all applicable bankruptcy, insolvency, fraudulent transfer, reorganization and similar laws; upon due issuance by the Depositary of ADRs evidencing the Offered Securities against the deposit of Shares in respect thereof in accordance with the Deposit Agreement, such ADRs will be duly and validly issued and the holders thereof will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Registration Statement and each Applicable Prospectus.

(p)        No Material Actions or Proceedings.    Except as otherwise disclosed in each Applicable Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which have as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company, such subsidiary or such officer or director, (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement or (C) any such action, suit or proceeding is or would be material in the context of the sale of the Offered Securities. No material labor dispute with the employees of the Company or any of its subsidiaries, or with the employees of any principal supplier, manufacturer, customer or contractor of the Company, exists or, to the best of the Company’s knowledge, is threatened or imminent.

(q)        Intellectual Property Rights.    Except as otherwise disclosed in each Applicable Prospectus, the Company and its subsidiaries own or possess all trademarks, trade names, patents, patent rights, copyrights, domain names, licenses, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures), approvals, and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Except as otherwise disclosed in each Applicable Prospectus, neither the Company nor any of its subsidiaries has received or has any reason to believe that it will receive, any notice of infringement or conflict with asserted Intellectual Property Rights of others. There are no outstanding options, licenses or agreements relating to Intellectual Property Rights (collectively, “Intellectual Property Agreements”) of the Company or any of its subsidiaries, and neither the Company nor any of its subsidiaries is a party to or bound by, any Intellectual Property Agreements with respect to the Intellectual Property Rights of any other person or entity, that are required to be set forth in the Registration Statement or any Applicable Prospectus and are not described therein. The Time of Sale Prospectus contains in all material respects the same description of the matters set forth in the preceding sentence contained in the Prospectus. None of the technology employed by the Company or any of its subsidiaries has been obtained or is being used by the Company or any of its subsidiaries in violation of any contractual obligation binding on the Company or any of its subsidiaries or, to the Company’s knowledge, any of its or its subsidiaries’ officers, directors or employees or otherwise in violation of the rights of any persons. Neither the Company nor any Subsidiary knows of any infringement by others of Intellectual Property owned by or licensed to the Company or any subsidiary, except as would not result in a Material Adverse Change.

(r)        All Necessary Permits, etc.    Except as otherwise disclosed in the Registration Statement and each Applicable Prospectus, the Company and each subsidiary possess such valid and current certificates, authorization or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any subsidiary has received, or has any reason to believe that it will receive, any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit.

(s)        Title to Properties.    The Company and each of its subsidiaries has good and marketable title to all of the real and personal property and other assets reflected as owned in the financial statements referred to in Section 1A.(i) above (or elsewhere in any Applicable Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

(t)        Tax Law Compliance.    The Company and its consolidated subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1A.(i) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined. Except as described in the Registration Statement and each Applicable Prospectus, all local and national PRC governmental tax waivers and other local and national PRC tax relief, concession and preferential treatment granted to or otherwise obtained or enjoyed by the Company or any of its subsidiaries are valid, binding and enforceable and do not violate any provision of any law or statute or any order, rule or regulation of any local or national government, regulatory body or administrative agency or other governmental body in the PRC.

(u)        Company Not an “Investment Company”.    The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and will not be, either after receipt of payment for the Offered Securities or after the application of the proceeds therefrom as described under “Use of Proceeds” in each Applicable Prospectus, an “investment company” within the meaning of Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(v)        Company Not a “Passive Foreign Investment Company”.    The Company is not a passive foreign investment company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, and, to the best of the Company’s knowledge, does not expect to become a PFIC for the year ending December 31, 2010 or any future year.

(w)        Insurance.    Except as otherwise disclosed in each Applicable Prospectus, each of the Company and its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction and acts of vandalism. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither of the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(x)        No Price Stabilization or Manipulation; Compliance with Regulation M.    The Company has not taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other “reference security” (as defined in Rule 100 of Regulation M (“Regulation M”) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”)) whether to facilitate the sale or resale of the Offered Securities or otherwise, and has taken no action which would directly or indirectly violate Regulation M. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Offered Securities on the Nasdaq Global Market in accordance with Regulation M.

(y)        Related Party Transactions.    There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Registration Statement and each Applicable Prospectus which have not been described as required. The Time of Sale Prospectus contains in all material respects the same description of the matters set forth in the preceding sentence contained in the Prospectus.

(z)        FINRA Matters.    All of the information provided to the Underwriters or to counsel for the Underwriters by the Company, its officers and directors and, to the best of the Company’s knowledge, the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with letters, filings or other supplemental information provided to FINRA pursuant to Conduct Rule 2710 or 2720 is true, complete and correct.

(aa)        Parties to Lock-Up Agreements.    Each of the Company’s directors and officers and each of the other persons and entities listed in Schedule D has executed and delivered to Jefferies and Stifel Nicolaus a lock-up agreement in the form of Exhibit G hereto. Schedule D hereto contains a true, complete and correct list of all directors and officers of the Company. If any additional persons shall become directors or officers of the Company prior to the end of the Company Lock-up Period (as defined below), the Company shall cause each such person, prior to or contemporaneously with their appointment or election as a director or officer of the Company, to execute and deliver to Jefferies and Stifel Nicolaus an agreement in the form attached hereto as Exhibit G.

(bb)        Statistical and Market-Related Data.    The statistical, demographic and market-related data included in the Registration Statement and each Applicable Prospectus are based on or derived from sources that the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(cc)        No Unlawful Contributions or Other Payments.    Neither the Company nor any of its subsidiaries nor, to the best of the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement and each Applicable Prospectus.

(dd)        Disclosure Controls and Procedures.    The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)), that comply with the applicable requirements of the Exchange Act and which (i) are designed to ensure that all information (both financial and non-financial) relating to the Company, including its subsidiaries, required to be disclosed by the Company in the reports that it files or submits, or will be required to file or submit, under the Exchange Act, is recorded, processed, summarized and reported within the time periods specified in the rules and regulations of the Exchange Act, and that all such information is accumulated and made known to the Company’s principal executive officer and its principal financial officer by others within those entities as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports. Such disclosure controls and procedures (i) have been evaluated by management for effectiveness as of the date of the Time of Sale Prospectus and the Prospectus and (ii) are effective.

(ee)        Compliance with Environmental Laws.    Except as described in each Applicable Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Change, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (iv) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(ff)          Periodic Review of Costs of Environmental Compliance.    In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Change.

(gg)        ERISA Compliance.    The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA to the extent applicable. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(hh)        Brokers.    Except for the underwriting discounts and commissions payable to the Underwriters as described in the Registration Statement and each Applicable Prospectus, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(ii)          No Outstanding Loans or Other Extensions of Credit.    Since the adoption of Section 13(k) of the Exchange Act, neither the Company nor any of its subsidiaries has extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer (or equivalent thereof) of the Company and/or such subsidiary except for such extensions of credit as are permitted by Section 13(k) of the Exchange Act.

(jj)        Compliance with Laws.    The Company has not been advised, and has no reason to believe, that it and each of its subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result in a Material Adverse Change.

(kk)        Dividend Restrictions.    Except as otherwise disclosed in each Applicable Prospectus, no subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such subsidiary’s equity securities or from repaying to the Company or any other subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such subsidiary from the Company or from transferring any property or assets to the Company or to any other subsidiary.

(ll)        Foreign Corrupt Practices Act.    Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company and its subsidiaries and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(mm)        Money Laundering Laws.    The operations of the Company and its subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(nn)        OFAC.    Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(oo)        No FINRA Affiliations.    To the Company’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement.

(pp)        No Sales of Shares.    The Company has not sold, issued or distributed any Shares during the six month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(qq)        Sovereign Immunity.    None of the Company and its subsidiaries nor any of their properties, assets or revenues are entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution of judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of any judgment. The irrevocable and unconditional waiver and agreement of the Company in this Agreement and the Deposit Agreement not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement and the Deposit Agreement is valid and binding under the laws of the Cayman Islands, the PRC, the ROC, Hong Kong and the United States.

(rr)         Foreign Private Issuer.    The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(ss)         Retirement, Death or Disability Benefits.    Except as disclosed in the Registration Statement and each Applicable Prospectus, the Company has no material obligation to provide retirement, death or disability benefits to any of the present or past employees of the Company or any Subsidiary, or to any other person.

(tt)          Exhibits.    There are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or any Applicable Prospectus, including the Time of Sale Prospectus and the Prospectus, or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(uu)        Payment of Dividends Under Laws of Cayman Islands.    Except as disclosed in the Registration Statement and each Applicable Prospectus, under current laws and regulations of the Cayman Islands and any political subdivision thereof, all dividends and other distributions declared and payable on the Offered Securities may be paid by the Company to the holder thereof in United States dollars or any other currency that may be converted into foreign currency and freely transferred out of the Cayman Islands and all such payments made to holders thereof will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands or any political subdivision or taxing authority thereof or therein.

(vv)        Accuracy of Statements.    The statements set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus (A) under the sections headed [“Prospectus Summary—The Offering”, “Capitalization”, “Dilution”, “Dividends and Dividend Policy”, “Description of Share Capital”, “Description of American Depositary Shares” and “Shares Eligible for Future Sale”, insofar as they purport to constitute a summary of the terms of the Offered Securities, and (B) under the sections headed “Management”, “Risk Factors”, “Dividends and Dividend Policy”, “Business”, “Regulation”, “Related Party Transactions”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Taxation”, “Description of American Depositary Shares”, “Prospectus Summary—The Offering”, “Description of Share Capital”, “Principal and Selling Shareholders”, “Shares Eligible for Future Sale”, “Taxation” and “Enforceability of Civil Liabilities”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects. The statements set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Business—Legal Proceedings”, insofar as they purport to summarize the facts and status of pending or threatened legal proceedings involving the Company or its Subsidiaries, are true and accurate in all material respects, and nothing has been omitted from such statements which would make the same misleading in any material respect.

(ww)      Management’s Discussion and Analysis.    The section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies” in the Registration Statement, the Time of Sale Prospectus and the Prospectus accurately and completely describes in all material respects (i) accounting policies which the Company believes are the most important in the portrayal of the financial condition and results of operations for the Company and its consolidated subsidiaries and which require management’s most difficult, subjective or complex judgments (“critical accounting policies”) and (ii) judgments and uncertainties affecting the application of critical accounting policies. The section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in the Registration Statement, the Time of Sale Prospectus and the Prospectus accurately and fully describes in all material respects (x) all material known trends, demands, commitments, events and uncertainties that the Company believes would materially affect liquidity and are reasonably likely to occur; and (y) all off-balance sheet arrangements, if any, that have or are reasonably likely to have a current or future material effect on the financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources of the Company and its subsidiaries taken as a whole. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no outstanding guarantees or other contingent obligations of the Company or any Subsidiary that could reasonably be expected to result in a Material Adverse Change.

(xx)        Principal Shareholders.    Except as disclosed in the Registration Statement and each Applicable Prospectus, none of the members of the Company’s board of directors or management own, directly or indirectly, any shares of capital stock of, or equity interest in, or any rights, warrants or options to acquire, or instruments or securities convertible into or exchangeable for, any shares of capital stock of, or equity interests in, the Company or any of its subsidiaries.

(yy)        Stamp and Transfer Taxes.    Except as disclosed in the Registration Statement and each Applicable Prospectus, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the PRC, the ROC, Hong Kong, the United States or the Cayman Islands or any political subdivision or taxing authority thereof or therein in connection with (i) the issuance of the Offered Securities;

(ii) the deposit by the Company of any Shares represented by the Offered Securities with the Depositary and the issuance of the ADRs evidencing the Offered Securities; (iii) the sale and delivery of the Offered Securities by the Underwriters as part of the Underwriters’ distribution of the Offered Securities as contemplated hereunder; and (iv) the consummation of any other transaction contemplated in this Agreement or the Deposit Agreement or the performance by any party of its obligations under this Agreement or the Deposit Agreement.

(zz)        Choice of Law.    The choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the Cayman Islands and the PRC and will be honored by courts in the Cayman Islands and the PRC. The Company has the power to submit, and pursuant to Section 18 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States Federal court sitting in the Borough of Manhattan The City of New York (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower, and pursuant to Section 18 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered, an authorized agent for service of process in any action arising out of or relating to this Agreement, any Applicable Prospectus, including any Preliminary Prospectus, any free writing prospectus, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the ADS Registration Statement or the offering of the Shares or the American Depositary Shares in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 18 hereof.

(aaa)        Enforceability of Agreements.    This Agreement and the Deposit Agreement are in proper form under the laws of the Cayman Islands and the PRC for the enforcement thereof against the Company in accordance with the laws of the Cayman Islands or the PRC, as the case may be, and to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands or the PRC of this Agreement and the Deposit Agreement; it is not necessary that this Agreement, the Deposit Agreement or any other document be filed or recorded with any court or other authority in the Cayman Islands or the PRC or that any Cayman Islands or PRC stamp or similar tax be paid on or in respect of this Agreement, the Deposit Agreement or any other document to be furnished hereunder or thereunder.

(bbb)        Enforceability of Judgments.    Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement or the Deposit Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein would be declared enforceable against the Company without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty by the courts of the PRC in accordance with the requirements of PRC Civil Procedures Law based either on treaties between the PRC and the United States or on reciprocity between jurisdictions, provided that (A) the judgment was not contrary to the public policy, state sovereignty or security of the PRC, (B) the judgment was not given or obtained by fraud, (C) the judgment was not based on clear mistake of law or fact, (D) the judgment was not directly or indirectly for the payment of taxes or other charges of a like nature or of a fine or other penalty, (E) the judgment was for a definite sum of money, (F) the judgment was final and conclusive, (G) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (H) such judgments do not conflict with any other valid judgment in the same matter between the same parties, (I) an action between the same parties in the same matter is not pending in any PRC court at the time the lawsuit is instituted in a New York Court, and (J) the requirements of the PRC Civil Procedures Law based either on treaties between the PRC and the United States or on reciprocity between such jurisdictions are satisfied. Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the courts of the State of New York, a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment: (i) is given by a foreign court of competent jurisdiction; (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (iii) is final; (iv) is not in respect of taxes, a fine or a penalty; and (v) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. The Company is not aware of any reason why the enforcement in the Cayman Islands or the PRC of such a New York Court judgment would be, as of the date hereof, contrary to public policy of the Cayman Islands or the PRC.

(ccc)         Sarbanes-Oxley.    To the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the Nasdaq Global Market thereunder (the “Sarbanes-Oxley Act”) have been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that it is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply and is actively taking steps to ensure that it will be in compliance in all material respects with other provisions of the Sarbanes-Oxley Act not currently in effect or which will become applicable to the Company.

(ddd)        Code of Ethics.    The Company will adopt and maintain a “code of ethics” (as defined in Item 406 of Regulation S-K) that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing such functions (each a “Senior Financial Officer”) on or before the time required by the Sarbanes-Oxley Act and will file the code of ethics as an exhibit to its Form 20-F for the fiscal year ending December 31, 2010 or will post the text of such “code of ethics” on its Internet website and will disclose any amendment or waiver from the “code of ethics” for any Senior Financial Officer in accordance with the requirements of the Exchange Act.

Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

B.             Representations and Warranties of the Selling Shareholders.    Each Selling Shareholder, severally and not jointly, represents, warrants and covenants to each Underwriter as follows:

(a)        Due Organization.    Such Selling Shareholder, if an entity, has been duly organized and is validly existing as a company or a limited partnership, as the case may be, in good standing in its jurisdiction of formation.

(b)        The Underwriting Agreement.    This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder, enforceable in accordance with its terms, except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles; [and to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands or the PRC of this Agreement, it is not necessary that this Agreement be filed or recorded with any court or other authority in the Cayman Islands or the PRC or that any stamp or similar tax in the Cayman Islands or the PRC be paid on or in respect of this Agreement or any other documents to be furnished hereunder.]

(c)        The Custody Agreement and Power of Attorney.    Each of the (i) Custody Agreement signed by such Selling Shareholder and [        ], as custodian (the “Custodian”), relating to the deposit of the Offered Securities to be sold by such Selling Shareholder (the “Custody Agreement”) and (ii) Power of Attorney appointing certain individuals named therein as such Selling Shareholder’s attorneys-in-fact (each, an “Attorney-in-Fact”) to the extent set forth therein relating to the transactions contemplated hereby and by the Prospectus (the “Power of Attorney”), of such Selling Shareholder has been duly authorized, executed and delivered by such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. Such Selling Shareholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder under this Agreement.

(d)        Delivery of Certificates and Power of Attorney.    Certificates in negotiable form representing all of the Shares to be sold by such Selling Shareholder under this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody under the Custody Agreement, duly executed and delivered by such Selling Shareholder to the Custodian with irrevocable conditional instructions to deliver such Shares to the Underwriters pursuant to this Agreement, and such Selling Shareholder has duly executed and delivered a Power of Attorney appointing the Attorneys-in-Fact with authority to execute and deliver this Agreement on behalf of such Selling Shareholder, to determine the purchase price to be paid by the Underwriters to the Selling Shareholders as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Shareholder hereunder, to accept payment therefor and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement and the Custody Agreement;

(e)        Title to Offered Securities to be Sold.    Such Selling Shareholder has, and on the First Closing Date and each applicable Option Closing Date (as defined below) will have, good and valid title to all of the Offered Securities, including the Shares represented by the Offered Securities, which may be sold by such Selling Shareholder pursuant to this Agreement on such date and the legal right and power to sell, transfer and deliver all of the Offered Securities, including the Shares represented by the Offered Securities, which may be sold by such Selling

Shareholder pursuant to this Agreement and to comply with its other obligations hereunder and thereunder.

(f)        Delivery of the Offered Securities to be Sold.    Delivery of the Offered Securities, including the Shares represented by the Offered Securities, which are sold by such Selling Shareholder pursuant to this Agreement will pass good and valid title to such Offered Securities, including the Shares represented by the Offered Securities, free and clear of any security interest, mortgage, pledge, lien, encumbrance or other adverse claim.

(g)        Non-Contravention; No Further Authorizations or Approvals Required.    The sale of the ADSs to be sold by such Selling Shareholder hereunder, the deposit of the Shares by such Selling Shareholder with the Depositary against issuance of the ADRs evidencing the ADSs to be delivered by such Selling Shareholder at the First Closing Date and each applicable Option Closing Date (as defined in Section 2 hereof) and the execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, the Custody Agreement and the Power of Attorney will not contravene or conflict with, result in a breach of, or constitute a Default under, or require the consent of any other party to, the charter or by-laws, partnership agreement, trust agreement or other organizational documents of such Selling Shareholder or any other agreement or instrument to which such Selling Shareholder is a party or by which it is bound or under which it is entitled to any right or benefit, any provision of applicable law or any judgment, order, decree or regulation applicable to such Selling Shareholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Shareholder. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the consummation by such Selling Shareholder of the transactions contemplated in this Agreement, including, but not limited to, the deposit of the Shares being deposited by such Selling Shareholder with the Depositary against issuance of the ADRs evidencing the ADSs to be delivered at the First Closing Date or each applicable Option Closing Date (as defined in Section 2 hereof), for the sale and delivery of the Shares and the ADSs to be sold by such Selling Shareholder under this Agreement and for the execution and delivery by such Selling Shareholder of this Agreement, the Power of Attorney and the Custody Agreement, and for the sale and delivery of the Shares to be sold by such Selling Shareholder under this Agreement, except such as have been obtained or made and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from FINRA.

(h)        No Registration, Pre-emptive, Co-Sale or Other Similar Rights.    Such Selling Shareholder (i) does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as are described in the Registration Statement and each Applicable Prospectus under “Shares Eligible for Future Sale,” (ii) does not have any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Offered Securities that are to be sold by the Company or any of the other Selling Shareholders to the Underwriters pursuant to this Agreement, except for such rights as such Selling Shareholder has waived prior to the date hereof and as have been described in the Registration Statement and each Applicable Prospectus, and (iii) does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, right, warrants, options or other securities from the Company, other than those described in the Registration Statement and each Applicable Prospectus.

(i)        No Further Consents, etc.    Except for such consents, approvals and waivers which have been obtained by such Selling Shareholder on or prior to the date of this Agreement,

no consent, approval or waiver is required under any instrument or agreement to which such Selling Shareholder is a party or by which it is bound or under which it is entitled to any right or benefit, in connection with the offering, sale or purchase by the Underwriters of any of the Offered Securities which may be sold by such Selling Shareholder under this Agreement or the consummation by such Selling Shareholder of any of the other transactions contemplated hereby.

(j)        Disclosure Made by Such Selling Shareholder in the Prospectus.    All information furnished by or on behalf of such Selling Shareholder in writing expressly for use in the Registration Statement and Time of Sale Prospectus and the Prospectus is, and on the First Closing Date and the applicable Option Closing Date will be, true, correct, and complete in all material respects, and does not, and on the First Closing Date and the applicable Option Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading. Such Selling Shareholder confirms as accurate the number of Shares set forth opposite such Selling Shareholder’s name in the Time of Sale Prospectus and the Prospectus under the caption “Principal and Selling Shareholders” (both prior to and after giving effect to the sale of the Offered Securities).

(k)        Preliminary Prospectus.    To the knowledge of such Selling Shareholder, no order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act; the Preliminary Prospectus did not contain an untrue statement of a material fact relating to such Selling Shareholder or omit to state a material fact required to be stated therein relating to such Selling Shareholder or necessary to make the statements therein relating to such Selling Shareholder, in the light of the circumstances under which they were made, not misleading.

(l)        Registration Statement and Prospectus.    To the knowledge of such Selling Shareholder, the Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Securities Act; the Registration Statement and the Prospectus, do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact relating to such Selling Shareholder or omit to state a material fact required to be stated therein relating to such Selling Shareholder or necessary to make the statements therein relating to such Selling Shareholder not misleading.

(m)        Executive Officers and Directors.    In the case of a Selling Shareholder who is a natural person and also an executive officer or a director of the Company (“a “Specified Selling Shareholder”), (A) such Specified Selling Shareholder has reviewed the Registration Statement and the representations and warranties of the Company contained in Section 1A hereof and has no reason to believe that such representations and warranties are not true or correct in all material respects and (B) the sale of the ADSs by such Specified Selling Shareholder pursuant hereto is not prompted by any information concerning the Company or any of its Subsidiaries which is not set forth in the Prospectus or any supplement thereto.

(n)        Taxes Imposed by Cayman Islands or PRC.    All amounts payable by such Selling Shareholder under this Agreement shall be made free and clear of and without deduction for or on account of any taxes imposed, assessed or levied by the Cayman Islands or the PRC or any authority thereof or therein except as described in the Prospectus nor are any taxes imposed in the Cayman Islands or the PRC on, or by virtue of the execution or delivery of, such documents;

(o)        No Price Stabilization or Manipulation; Compliance with Regulation M.    Such Selling Shareholder has not taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company or any other reference security, whether to facilitate the sale or resale of the Shares or the Offered Securities or otherwise, and has taken no action which would directly or indirectly violate any provision of Regulation M.

(p)        No Transfer Taxes or Other Fees.    To the knowledge of such Selling Shareholder, there are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the sale by the Selling Shareholders of the Offered Securities. To the knowledge of such Selling Shareholder, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the government of the Cayman Islands or the PRC, or any political subdivision or taxing authority thereof or therein, in connection with (A) the deposit with the Depositary of the Shares by such Selling Shareholder against the issuance of ADRs evidencing the ADSs to be sold by such Selling Shareholder, (B) the sale and delivery by such Selling Shareholder of the Shares and the ADSs to be sold by such Selling Shareholder to or for the respective accounts of the Underwriters or (C) the sale and delivery by the Underwriters of the Shares and such ADSs to the initial purchasers thereof in the manner contemplated by this Agreement.

(q)        Distribution of Offering Materials by the Selling Shareholders.    The Selling Shareholders have not distributed and will not distribute, prior to the later of (i) the expiration or termination of the option granted to the several Underwriters under Section 2; (ii) the completion of the Underwriters’ distribution of the Offered Securities; and (iii) the expiration of 25 days after the date of the Prospectus, any offering material in connection with the offering and sale of the Offered Securities other than a Preliminary Prospectus, the Time of Sale Prospectus or the Registration Statement.

(r)        No Brokerage Commission or Finder’s Fee.    Other than this Agreement, there are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offer and sale of the Shares and the ADSs.

(s)        Irrevocability of Obligations.    The Shares represented by the certificates to be held in custody for such Selling Shareholder by the Custodian for the Depositary pursuant to the Custody Agreement and the Power of Attorney are subject to the interests of the Underwriters under this Agreement; the arrangements made by such Selling Shareholder for such custody and the appointment by such Selling Shareholder of the Attorneys-in-Fact by the Power of Attorney are to that extent irrevocable; the obligations of such Selling Shareholder under this Agreement shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Shareholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; and if any individual Selling Shareholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of such Selling Shareholder in accordance with the terms and conditions of this Agreement, the

Custody Agreement and the Power of Attorney and actions taken by the Attorneys-in-Fact pursuant to the Power of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

Any certificate signed by the Selling Shareholder and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Selling Shareholder to each Underwriter as to the matters covered thereby.

Such Selling Shareholder acknowledges that the Underwriters and, for purposes of the opinion to be delivered pursuant to Section 6 hereof, counsel to the Selling Shareholder and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 2    Purchase, Sale and Delivery of the Offered Securities.

(a)        The Firm ADSs.    Upon the terms herein set forth, (i) the Company agrees to issue and sell to the several Underwriters an aggregate of [        ] Firm ADSs and (ii) the Selling Shareholders agree to sell to the several Underwriters an aggregate of [        ] Firm ADSs, with each Selling Shareholder selling the number of Firm ADSs set forth opposite such Selling Shareholder’s name on Schedule B. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company and the Selling Shareholders the respective number of Firm ADSs set forth opposite their names on Schedule A. The purchase price per Firm Share to be paid by the several Underwriters to the Company and the Selling Shareholders shall be $[        ] per share.

(b)        The First Closing Date.    Delivery of ADRs evidencing the Firm ADSs and the certificates for the Shares represented by the Firm ADSs to be purchased by the Underwriters and payment therefor shall be made at the offices of Jefferies, 520 Madison Avenue, New York, New York (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m. New York time, on [        ], or such other time and date not later than 1:30 p.m. New York time, on [        ] as the Representatives shall designate by notice to the Company (the time and date of such closing are called the “First Closing Date”). The Company and the Selling Shareholders hereby acknowledge that circumstances under which the Representatives may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company, the Selling Shareholders or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 11.

(c)        The Optional ADSs; Option Closing Date.    In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company [and the Selling Shareholders] hereby grant[s] an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of [        ] Optional ADSs from the Company [and the Selling Shareholders] at the purchase price per share to be paid by the Underwriters for the Firm ADSs. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm ADSs. The option granted hereunder may be exercised at any time and from time to time in whole or in part upon notice by the Representatives to the Company [and the Selling Shareholders], which notice may be given at any time within 30 days from the date of this

Agreement. Such notice shall set forth (i) the aggregate number of Optional ADSs as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the Shares represented by the Optional ADSs are to be registered and (iii) the time, date and place at which such ADRs evidencing the Optional ADSs and the certificates for the Shares represented by the Optional ADSs will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in the event that such time and date are simultaneous with the First Closing Date, the term “First Closing Date” shall refer to the time and date of delivery of certificates for the Firm ADSs and such Optional ADSs). Any such time and date of delivery, if subsequent to the First Closing Date, is called an “Option Closing Date” and shall be determined by the Representatives and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Optional ADSs are to be purchased, (a) each Underwriter agrees, severally and not jointly, to purchase the number of Optional ADSs (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional ADSs to be purchased as the number of Firm ADSs set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm ADSs and (b) the Company [and each Selling Shareholder agree[s], severally and not jointly, to sell the number of Optional ADSs (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional ADSs to be sold as the number of Optional ADSs set forth in Schedule B opposite the name of such Selling Shareholder (or, in the case of the Company, as the number of Optional ADSs to be sold by the Company as set forth in the paragraph “Introductory” of this Agreement)] bears to the total number of Optional ADSs. The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company [and the Selling Shareholders].

(d)        Public Offering of the Offered Securities.    The Representatives hereby advise the Company and the Selling Shareholders that the Underwriters intend to offer for sale to the public, initially on the terms set forth in the Time of Sale Prospectus and the Prospectus, their respective portions of the Offered Securities as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representatives, in their sole judgment, have determined is advisable and practicable.

(e)        Payment for the Offered Securities.    Payment for the Offered Securities to be sold by the Company shall be made at the First Closing Date (and, if applicable, at each Option Closing Date) by wire transfer of immediately available funds to the order of the Company. Payment for the Offered Securities to be sold by the Selling Shareholders shall be made at the First Closing Date (and, if applicable, at each Option Closing Date) by wire transfer of immediately available funds to the order of the Custodian.

It is understood that the Representatives have been authorized, for their own accounts and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm ADSs and any Optional ADSs the Underwriters have agreed to purchase. Jefferies and Stifel Nicolaus, each individually and not as the Representatives of the Underwriters, may (but shall not be obligated to) make payment for any Offered Securities to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the applicable Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

Each Selling Shareholder hereby agrees that (i) it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Offered Securities to be sold by such Selling Shareholder to the several Underwriters, or otherwise in connection with the performance of such Selling Shareholder’s obligations hereunder and (ii) the Custodian is authorized to deduct for such payment any such amounts from the proceeds to such Selling Shareholder hereunder and to hold such amounts for the account of such Selling Shareholder with the Custodian under the Custody Agreement.

(f)        Delivery of the Offered Securities.    The Company and the Selling Shareholders shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters, ADRs evidencing the Firm ADSs to be sold by them at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company and the Selling Shareholders shall also deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters, ADRs evidencing the Optional ADSs the Underwriters have agreed to purchase from them at the First Closing Date or the applicable Option Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The ADRs evidencing the Offered Securities and the certificates for the Shares represented by the Offered Securities shall be in definitive form and registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the First Closing Date (or the applicable Option Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the applicable Option Closing Date, as the case may be) at a location in New York City as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

Section 3    Additional Covenants of the Company.

A.        Covenants of the Company.    The Company further covenants and agrees with each Underwriter as follows:

(a)        Delivery of Registration Statement, Time of Sale Prospectus and Prospectus.    The Company shall furnish to you, without charge, five (5) signed copies of the Registration Statement, any amendments thereto and any Rule 462(b) Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement, any amendments thereto and any Rule 462(b) Registration Statement (without exhibits thereto) and shall furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 3(e) or 3(f) below, as many copies of any Applicable Prospectus, including the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)        Representatives’ Review of Proposed Amendments and Supplements.    Prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act) or any Applicable Prospectus (including any Preliminary Prospectus, the Time of Sale Prospectus and the Prospectus), the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement without the Representatives’ consent, which consent shall not be unreasonably withheld or delayed, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)        Free Writing Prospectuses.    The Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto to be prepared by or on behalf of, used by, or referred to by the Company and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the Representatives’ prior written consent, which consent shall not be unreasonably withheld or delayed. The Company shall furnish to each Underwriter, without charge, as many copies of any free writing prospectus prepared by or on behalf of, or used by the Company, as such Underwriter may reasonably request. If at any time when a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered in connection with sales of the Offered Securities (but in any event if at any time through and including the First Closing Date) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict or so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such subsequent time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the Representatives’ prior written consent, which consent shall not be unreasonably withheld or delayed. The Company shall comply with the requirements of Rules 164 and 433 under the Securities Act applicable to any issuer free writing prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping. The Company will satisfy the conditions in Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show.

(d)        Amendments and Supplements to Time of Sale Prospectus.    If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus so that the Time of Sale Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, including the Securities Act, the Company shall (subject to Sections 3(b) and 3(c)) forthwith prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law including the Securities Act.

(e)        Securities Act Compliance.    After the date of this Agreement, the Company shall promptly advise the Representatives in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement, the ADS Registration Statement, any Rule 462(b) Registration Statement or any amendment or supplement to any Applicable Prospectus or any free writing prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement, the ADS Registration Statement or any Rule 462(b) Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement or any post-effective amendment thereto, any Rule 462(b) Registration Statement or any amendment or supplement to any Applicable Prospectus or of any order preventing or suspending the use of any Applicable Prospectus or any free writing prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Offered Securities from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its reasonable best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rule 424(b), Rule 433 and Rule 430A, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) or Rule 433 were received in a timely manner by the Commission.

(f)        Amendments and Supplements to the Prospectus and Other Securities Act Matters.    The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Offered Securities as contemplated in this Agreement and the Prospectus. If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Representatives or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, including the Securities Act, the Company agrees (subject to Section 3(b) and 3(c)) to promptly prepare, file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law including the Securities Act. Neither the Representatives’ consent to, or delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Sections 3(b) or (c). If necessary and appropriate, the Company shall file a registration statement pursuant to, and in accordance with, Rule 462(b) under the Securities Act and pay the applicable fees in accordance with the Securities Act.

(g)        Blue Sky Compliance.    Unless exempted by the National Securities Markets Improvements Act of 1996, the Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Offered Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered Securities. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Offered Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(h)        Use of Proceeds.    The Company shall apply the net proceeds from the sale of the Offered Securities sold by it in the manner described under the caption “Use of Proceeds” in each Applicable Prospectus.

(i)         Transfer Agent.    The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.

(j)         Earnings Statement.    As soon as practicable, but in any event no later than twelve months after the date of this Agreement, the Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder. Prior to the Closing Date, the Company will furnish to the Underwriters by filing publicly via the SEC’s EDGAR system or otherwise, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

(k)        Periodic Reporting Obligation.    The Company shall file, on a timely basis, with the Commission and the Nasdaq Global Market all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall report the use of proceeds from the issuance of the Offered Securities as may be required under Rule 463 under the Securities Act.

(l)         Listing.    The Company will effect and maintain the inclusion and quotation of the Offered Securities on the Nasdaq Global Market and to maintain the inclusion and quotation of the Shares on the Nasdaq Global Market.

(m)       Company to Provide Copy of the Prospectus in Form That May be Downloaded from the Internet.    The Company shall cause to be prepared and delivered, at its expense, within two business days from the effective date of this Agreement, to Jefferies and Stifel Nicolaus an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Offered Securities. As used herein, the term “electronic Prospectus” means a form of Time of Sale Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to each of Jefferies and Stifel Nicolaus, that may be transmitted electronically by each of Jefferies and Stifel Nicolaus to offerees and purchasers of the Offered Securities; (ii) it shall disclose the same information as the paper Time of Sale Prospectus; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to each of Jefferies and Stifel Nicolaus, that will allow investors to store and have continuously ready access to the Time of Sale Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Time of Sale Prospectus.

(n)        Agreement Not to Offer or Sell Additional Shares.    During the period commencing on and including the date hereof and ending on and including the 180th day following the date of the Prospectus (as the same may be extended as described below, the “Lock-up Period”), the Company will not, without the prior written consent of each of Jefferies and Stifel Nicolaus (which consent may be withheld at the sole discretion of Jefferies and Stifel Nicolaus), directly or indirectly, sell, offer, contract or grant any option to sell (including, without limitation, any short sale), pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any Shares, ADSs, options, rights or warrants to acquire Shares or ADSs, or securities exchangeable or exercisable for or convertible into Shares, ADSs or derivatives of Shares and ADSs (or agreement for such) (other than as contemplated by this Agreement with respect to the Offered Securities) or publicly announce the intention to do any of the foregoing; provided, however, that the Company may issue Shares or ADSs or options to purchase Shares or ADSs, or issue Shares or ADSs upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in each Applicable Prospectus, but only if the holders of such shares or ADSs, options, or shares issued upon exercise of such options, are contractually restricted from, or agree in writing not to sell, offer, dispose of or otherwise transfer any such shares or options during such Lock-up Period without the prior written consent of each of Jefferies and Stifel Nicolaus (which consent may be withheld at the sole discretion of the Jefferies and Stifel Nicolaus). Notwithstanding the foregoing, if (i) during the last 17 days of the Lock-up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then in each case the Lock-up Period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless each of Jefferies and Stifel Nicolaus waive, in writing, such extension (which waiver may be withheld at the sole discretion of Jefferies and Stifel Nicolaus), except that such extension will not apply if, (i) within three business days prior to the 15th calendar day before the last day of the Lock-up Period, the Company delivers a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that (i) the Shares are “actively traded securities” (as defined in Regulation M), (ii) the Company meets the applicable requirements of paragraph (a)(1) of Rule 139 under the Securities Act in the manner contemplated by NASD Conduct Rule 2711(f)(4), and (iii) the provisions of Conduct Rule 2711(f)(4) are not applicable to any research reports relating to the Company published or distributed by any of the Underwriters during the 15 days before or after the last day of the Lock-up Period (before giving effect to such extension). The Company will provide the Representatives with prior notice of any such announcement that gives rise to an extension of the Lock-up Period.

(o)        Future Reports to the Representatives.    During the period of five years hereafter, unless publicly available via the SEC’s EDGAR system, the Company will furnish to Jefferies at 520 Madison Avenue, New York, New York Attention: Equity Capital Markets and to Stifel, Nicolaus & Company, Incorporated at 390 Park Avenue, New York, New York 10022, Attention: Equity Capital Markets: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, shareholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each Current Report on Form 6-K or other report filed by the Company with the Commission, FINRA or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

(p)        Investment Limitation.    The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Offered Securities in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(q)        No Stabilization or Manipulation; Compliance with Regulation M.    The Company will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company or any other reference security, whether to facilitate the sale or resale of the Shares or the Offered Securities or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M. If the limitations of Rule 102 of Regulation M (“Rule 102”) do not apply with respect to the Shares or the Offered Securities or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Representatives (or, if later, at the time stated in the notice), the Company will, and shall cause each of its affiliates to, comply with Rule 102 as though such exception were not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply.

(r)        Existing Lock-Up Agreements.    During the Lock-up Period, the Company will enforce all existing agreements between the Company and any of its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities in connection with the Company’s initial public offering. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such existing “lock-up” agreements for the duration of the periods contemplated in such agreements, including, without limitation, “lock-up” agreements entered into by the Company’s officers and directors pursuant to Section 6(m). The Company has caused each of the officers and directors and requested all of the holders of the outstanding Ordinary Shares of the Company (on an as-converted basis) to furnish to you, on or prior to the date of this agreement, a letter or letters, substantially in the form attached hereto as Exhibit G (the “Lock-up Agreement”).

(s)        Corporate Governance Compliance.    The Company will ensure that it is in compliance with applicable provisions of the Sarbanes-Oxley Act and the corporate governance rules of the Nasdaq Global Market.

(t)        No Action That Would Permit Public Offering.    No action has been taken or, prior to the completion of the distribution of the Offered Securities, will be taken by the Company in any jurisdiction outside the United States and Canada that would permit a public offering of the Offered Securities, or possession or distribution of any Applicable Prospectus, or any amendment or supplement thereto issued in connection with the offering of the Offered Securities, or any other offering material, in any country or jurisdiction where action for that purpose is required.

(u)        Compliance with Deposit Agreement.    The Company will comply with the terms of the Deposit Agreement so that the ADRs will be executed by the Depositary and delivered to the Underwriters pursuant to this Agreement, at the Closing Date and, if applicable, the Option Closing Date.

(v)         Stamp and Transfer Taxes.    The Company will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issuance or transfer taxes, duties or fees and any transaction levies, commissions or brokerage charges, including any interest and penalties, which are or may be required to be paid in connection with the creation, allotment, issuance, offer and distribution of the Offered Securities or the Shares represented by the Offered Securities in this offering as provided in or contemplated by this Agreement and on the execution and delivery of this Agreement or the Deposit Agreement.

(w)        Public Communications.    Prior to the Closing Date and, if applicable, the Option Closing Date, as the case may be, the Company shall issue no press release or other communication and hold no press conferences with respect to the Company, the financial condition, results of operations, business, properties, assets or liabilities of the Company, or the offering of the Offered Securities, without the prior written consent of the Representatives, which consent shall not be unreasonably withheld or delayed.

B.          Covenants of the Selling Shareholders.    Each Selling Shareholder further covenants and agrees with each Underwriter:

(a)         Agreement Not to Offer or Sell Additional Shares.    Such Selling Shareholder will not, without the prior written consent of each of Jefferies and Stifel Nicolaus (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of any Shares, ADSs options or warrants to acquire Shares or ADSs, or securities exchangeable or exercisable for or convertible into Shares or ADSs currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under Exchange Act) by the undersigned, or publicly announce the undersigned’s intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the last day of the Lock-up Period; except for a transfer permitted under the Lock-up Agreement entered into between each such Selling Shareholder with the Representatives in substantially the form attached hereto as Exhibit G.

(b)         No Stabilization or Manipulation; Compliance with Regulation M.    Such Selling Shareholder will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company or any other reference security, whether to facilitate the sale or resale of the Shares or the Offered Securities or otherwise, and such Selling Shareholder will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M. If the limitations of Rule 102 do not apply with respect to the Shares or the Offered Securities or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Representatives (or, if later, at the time stated in the notice), such Selling Shareholder will, and shall cause each of its affiliates to, comply with Rule 102 as though such exception were not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply.

(c)         Deposit of Shares.    Prior to the First Closing Date and each applicable Option Closing Date, such Selling Shareholder will deposit, or cause to be deposited on their behalf, Shares with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that ADRs evidencing ADSs will be executed (and, if applicable, countersigned) and issued by the Depositary against receipt of such Shares and delivered to the Underwriters at such Time of Delivery.

(d)        Transfer Taxes.    Such Selling Shareholder will indemnify and hold harmless each Underwriter against any documentary, stamp or similar issuance or transfer taxes, duties or fees and any transaction levies, commissions or brokerage charges, including any interest and penalties, which are or may be required to be paid in connection with the creation, allotment, issuance, offer and distribution of the Shares and ADSs to be sold by such Selling Shareholder and the execution and delivery of this Agreement and the Deposit Agreement.

(e)        Delivery of Forms W-8 and W-9.    Such Selling Shareholder will deliver to the Representatives prior to the First Closing Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Shareholder is a non-United States person) or Form W-9 (if the Selling Shareholder is a United States Person).

Jefferies and Stifel Nicolaus, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company or any Selling Shareholder of any one or more of the foregoing covenants or extend the time for their performance; provided, however, that any such waiver must be, and shall not be effective unless and until, provided in writing by each of Jefferies and Stifel Nicolaus.

Section 4    Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of their obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Offered Securities (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Shares, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Offered Securities to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), any Applicable Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and each preliminary prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Securities for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada to the extent required, and, if requested by the Representatives, preparing and printing a “Blue Sky Survey” or memorandum and a “Canadian wrapper”, and any supplements thereto, advising the Underwriters of such qualifications, registrations, determinations and exemptions, (vii) the filing fees incident to FINRA’s review, if any, and approval of the Underwriters’ participation in the offering and distribution of the Offered Securities, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives, employees and officers of the Company and of the Representatives and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show, (ix) the fees and expenses associated with listing the Offered Securities on the Nasdaq Global Market, and (ix) all other fees, costs and expenses of the nature referred to under the caption “Expenses Relating to This Offering” in the Registration Statement and the Prospectus. Except as provided in this Section 4, Section 7, Section 9 and Section 10 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

Each of the Selling Shareholders, severally and not jointly, further agrees with each Underwriter to pay (directly or by reimbursement) all fees and expenses incident to the performance of its obligations under this Agreement which are not otherwise specifically provided for herein, including but not limited to (i) fees and expenses of counsel and other advisors for such Selling Shareholders that are not paid by the Company, (ii) fees and expenses of the Custodian that are not paid by the Company and (iii) expenses and taxes incident to the sale and delivery of the Offered Securities to be sold by such Selling Shareholder to the Underwriters hereunder (which taxes, if any, may be deducted by the Custodian under the provisions of Section 2 of this Agreement).

This Section 4 shall not affect or modify any separate, valid agreement relating to the allocation of payment of expenses between the Company, on the one hand, and the Selling Shareholders, on the other hand.

Section 5    Covenant of the Underwriters. Each Underwriter severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter

Section 6    Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities as provided herein on the First Closing Date and, with respect to the Optional ADSs, each Option Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders set forth in Sections 1A and 1B hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional ADSs, as of each Option Closing Date as though then made, to the timely performance by the Company and the Selling Shareholders of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

(a)        Accountants’ Comfort Letter.    On the date hereof, the Representatives shall have received from Deloitte, independent public or certified public accountants for the Company, (i) a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, Time of Sale Prospectus, and each free writing prospectus, if any, and, with respect to each letter dated the date hereof only, the Prospectus (and the Representatives shall have received an additional five (5) conformed copies of such accountants’ letter for each of the several Underwriters), and (ii) confirming that they are (A) independent public or certified public accountants as required by the Securities Act and (B) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X.

(b)        Compliance with Registration Requirements; No Stop Order; No Objection from FINRA.    For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional ADSs, each Option Closing Date:

    (i)        the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective;

    (ii)       no stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, the ADS Registration Statement or shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

    (iii)      FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c)        No Material Adverse Change.    For the period from and after the date of this Agreement and through and including the First Closing Date and, with respect to the Optional ADSs, each Option Closing Date, in the judgment of the Representatives there shall not have occurred any Material Adverse Change.

(d)        Opinion of Counsel for the Company.    On each of the First Closing Date and each Option Closing Date the Representatives shall have received the opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, U.S. counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit A and to such further effect as counsel for the Underwriters shall reasonably request (and the Representatives shall have received an additional five (5) signed copies of such counsel’s legal opinion for each of the several Underwriters).

(e)        Opinion of Foreign Counsel to the Company.    The Representatives shall have received on the Closing Date, or the Option Closing Date, as the case may be, an opinion of (i) Maples and Calder, Cayman Islands counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters to the effect set forth in Exhibit B hereto; (ii) Commerce & Finance Law Offices, PRC counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Company to the effect set forth in Exhibit C hereto (in addition, the Company shall furnish to the Representatives written consent from such PRC counsel to release a certified true copy of such opinion to the Underwriters); and (iii) Gordon Pun & Associates, Hong Kong counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters to the effect set forth in Exhibit D hereto.

(f)        Opinion of Counsel for the Underwriters.    On each of the First Closing Date and each Option Closing Date the Representatives shall have received the opinion of (i) Pillsbury Winthrop Shaw Pittman LLP, counsel for the Underwriters, in form and substance satisfactory to the Underwriters, dated as of such Closing Date; (ii) Haiwen and Partners, PRC counsel for the Underwriters, dated the Closing Date or the Option Closing Date, as the case may be; and

(iii) White & Case LLP, counsel for the Depositary, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters to the effect set forth in Exhibit E hereto.

(g)        Officers’ Certificate.    On each of the First Closing Date and each Option Closing Date the Representatives shall have received a written certificate executed by the Chief Executive Officer or President of the Company and the Chief Financial Officer of the Company, dated as of such Closing Date, to the effect set forth in subsection (c)(ii) of this Section 6, and further to the effect that:

    (i)        for the period from and including the date of this Agreement through and including such Closing Date, there has not occurred any Material Adverse Change;

    (ii)       the representations, warranties and covenants of the Company set forth in Section 1A of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date;

    (iii)      the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date;

    (iv)      Each of the Registration Statement and the ADS Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement or no order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Securities Act have been taken or are, to his knowledge, contemplated or threatened by the Commission;

    (v)       All filings required to have been made pursuant to Rule 424 or 430A, under the Securities Act have been made as and when required by such rules;

    (vi)      He has carefully examined the Time of Sale Prospectus and any free writing prospectus and, in his opinion, as of the Applicable Time, the statements contained in the Time of Sale Prospectus and any free writing prospectus did not contain any untrue statement of a material fact, and such Time of Sale Prospectus and any free writing prospectus, when considered together, did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

    (vii)     He has carefully examined the Registration Statement and the ADS Registration Statement and, in his opinion, as of the effective date of the Registration Statement and the ADS Registration Statement, the Registration Statement and the ADS Registration Statement and any amendments thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement and the ADS Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; and

    (viii)    He has carefully examined the Prospectus and, in his opinion, as of its date and the Closing Date or the Option Closing Date, as the case may be, the Prospectus and any amendments and supplements thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h)        The Company shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

(i)        Bring-down Comfort Letter.    On each of the First Closing Date and each Option Closing Date the Representatives shall have received from Deloitte, independent public or certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 6, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or the applicable Option Closing Date, as the case may be (and the Representatives shall have received an additional five (5) conformed copies of such accountants’ letter for each of the several Underwriters).

(j)        Opinion of Counsel for the Selling Shareholders.    On each of the First Closing Date and each Option Closing Date the Representatives shall have received the opinion of Whalen LLP, counsel for the Selling Shareholders, dated as of such Closing Date, the form of which is attached as Exhibit F and to such further effect as counsel for the Underwriters shall reasonably request (and the Representatives shall have received an additional five (5) conformed copies of such counsel’s legal opinion for each of the several Underwriters).

(k)        Selling Shareholders’ Certificate.    On each of the First Closing Date and each Option Closing Date the Representatives shall receive a written certificate executed by the Attorney-in-Fact of each Selling Shareholder, dated as of such Closing Date, to the effect that:

    (A)        the representations, warranties and covenants of such Selling Shareholder set forth in Section 1(B) of this Agreement are true and correct with the same force and effect as though expressly made by such Selling Shareholder on and as of such Closing Date; and

    (B)        such Selling Shareholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date.

(l)        Selling Shareholders’ Documents.    On the date hereof, the Company and the Selling Shareholders shall have furnished for review by the Representatives copies of the Powers of Attorney and Custody Agreements executed by each of the Selling Shareholders and such further information, certificates and documents as the Representatives may reasonably request.

(m)        Lock-Up Agreement from Certain Securityholders of the Company.    On or prior to the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Exhibit G hereto from the persons listed on Schedule D hereto and each director, officer and each beneficial owner (as defined and determined according to Rule 13d-3 under the Exchange Act, except that a one hundred eighty day period shall be used rather than the sixty day period set forth therein) of one or more percent of the outstanding issued share capital of the

Company and such agreement shall be in full force and effect on each of the First Closing Date and each Option Closing Date.

(n)        Rule 462(b) Registration Statement.    In the event that a Rule 462(b) Registration Statement is filed in connection with the offering contemplated by this Agreement, such Rule 462(b) Registration Statement shall have been filed with the Commission on the date of this Agreement and shall have become effective automatically upon such filing.

(o)        Additional Documents.    On or before each of the First Closing Date and each Option Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Offered Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offered Securities as contemplated herein and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(p)        Nasdaq Listing.    The Firm ADSs and Optional ADSs, if any, have been duly listed, subject to notice of issuance, on the Nasdaq Global Market.

(q)        Depositary Certificate.    The Depositary shall have furnished or caused to be furnished to the Underwriters a certificate satisfactory to the Representatives of one of its authorized officers with respect to the deposit with it of the Shares represented by the Offered Securities against issuance of the ADRs evidencing the Offered Securities, the execution, issuance, countersignature and delivery of the ADRs evidencing the Offered Securities pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

(r)        Depositary Agreement.    The Company and the Depositary shall have executed and delivered the Deposit Agreement, in form and substance satisfactory to the Representatives, and the Deposit Agreement shall be in full force and effect and the Company and the Depositary shall have taken action necessary to permit the deposit of the Shares quoted and the issuance of the Offered Securities in accordance with the Deposit Agreement.

(s)        DTC.    On or prior to the Closing Date, the Offered Securities shall be eligible for clearance and settlement through the facilities of DTC.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company and the Selling Shareholders at any time on or prior to the First Closing Date and, with respect to the Optional ADSs, at any time on or prior to the applicable Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8, Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 7    Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 6, Section 8, Section 11, Section 12 or Section 19, or if the sale to the Underwriters of the Offered Securities on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or the

Selling Shareholders to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Offered Securities, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

Section 8    Effectiveness of this Agreement. This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification by the Commission to the Company and the Representatives of the effectiveness of the Registration Statement under the Securities Act. Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) the Company or the Selling Shareholders to any Underwriter, (b) of any Underwriter to the Company or the Selling Shareholders, or (c) of any party hereto to any other party except that the provisions of Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 9    Indemnification.

(a)        Indemnification of the Underwriters.    The Company [and each of the Specified Selling Shareholders] agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Offered Securities have been offered or sold or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (A) (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Applicable Prospectus, including the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the ADSs, or the Shares represented by the ADSs, or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above, provided that neither the Company nor any Specified Selling Shareholder shall be liable under this clause (iii) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith or willful misconduct or (B) the violation of any laws or regulations of foreign jurisdictions where Offered Securities have been offered or sold; and to reimburse each Underwriter and each such officer, employee and controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Jefferies and Stifel Nicolaus) as such expenses are reasonably incurred by such Underwriter or such officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, the ADS Registration Statement, any Applicable Prospectus, including the Time of Sale Prospectus, any free writing prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Representatives to the Company consists of the information described in subsection (c) below; and provided further, that each of the Specified Selling Shareholders shall not be liable under this Section 9(a) for any amount greater than the gross proceeds received by such Specified Selling Shareholder from the sale of the ADSs sold by such Selling Shareholder pursuant hereto. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company and the Specified Selling Shareholders may otherwise have.

(b)        Each of the Selling Shareholders, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Offered Securities have been offered or sold or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (A) (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Applicable Prospectus, including the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the ADSs, or the Shares represented by the ADSs, or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above, provided that the Selling Shareholders shall not be liable under this clause (iii) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith or willful misconduct or (B) the violation of any laws or regulations of foreign jurisdictions where Offered Securities have been offered or sold; and to reimburse each Underwriter and each such officer, employee and controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Jefferies and Stifel Nicolaus) as such expenses are reasonably incurred by such Underwriter or such officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, the ADS Registration Statement, any Applicable Prospectus, including the Time of Sale Prospectus, any free writing prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Representatives to the Company consists of the information described in subsection (c) below; and provided, further, that (X) a Selling Shareholder shall only be liable under clause (i) or clause (ii) above to the extent, but only to the extent, such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, the ADS Registration Statement, any Applicable Prospectus, including the Time of Sale Prospectus, any free writing prospectus or the Prospectus (or any amendment or supplement thereto), and (Y) no Selling Shareholder shall be liable under this Section 9(b) for any amount greater than the gross proceeds received by such Selling Shareholder from the sale of the ADSs sold by such Selling Shareholder pursuant hereto. The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that the Selling Shareholders may otherwise have.

(c)        Indemnification of the Company, its Directors and Officers and the Selling Shareholders.    Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, the Selling Shareholders and each person, if any, who controls the Company or any Selling Shareholder within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer, Selling Shareholder or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement, any Applicable Prospectus, including the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or such amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus, such free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, the Prospectus (or such amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company and the Selling Shareholders by the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer, Selling Shareholder or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer, Selling Shareholder or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company and each of the Selling Shareholders, hereby acknowledges that the only information that the Representatives and the Underwriters have furnished to the Company and the Selling

Shareholders expressly for use in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto) are the statements set forth under the caption “Underwriting – Stabilization.” The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(d)        Notifications and Other Indemnification Procedures.    Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 9 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel) in each relevant jurisdiction, representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) in each relevant jurisdiction for the indemnified parties shall be selected by Jefferies and Stifel Nicolaus (in the case of counsel for the indemnified parties referred to in Section 9(a) and 9(b) above) or by the Company (in the case of counsel for the indemnified parties referred to in Section 9(c) above)) (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.

(e)        Settlements.    The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 9(d) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

Section 10 Contribution. If the indemnification provided for in Section 9 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Offered Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Offered Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Offered Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholders, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Offered Securities as set forth on such cover. The relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(d), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 9(d) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9(d) for purposes of indemnification.

The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.

Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the Offered Securities underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their respective names on Schedule A. For purposes of this Section 10, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 11 Default of One or More of the Several Underwriters. If, on the First Closing Date or the applicable Option Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Offered Securities that it or they have agreed to purchase hereunder on such date, and the aggregate number of Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Offered Securities to be purchased on such date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the other Underwriters shall be obligated, severally and not jointly, in the proportions that the number of Firm ADSs set forth opposite their respective names on Schedule A bears to the aggregate number of Firm ADSs set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the applicable Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Offered Securities and the aggregate number of Offered Securities with respect to which such default occurs exceeds 10% of the aggregate number of Offered Securities to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 9 and Section 10 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the First Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement, the ADS Registration Statement, and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 11. Any action taken under this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 12 Termination of this Agreement. Prior to the purchase of the Firm ADSs by the Underwriters on the First Closing Date this Agreement may be terminated by the Representatives by notice given to the Company and the Selling Shareholders if at any time (i) trading or quotation in any of the Company’s securities, including the ADSs, shall have been suspended or limited by the Commission or by the Nasdaq Market, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any United States or New York State authorities, United Kingdom authorities or Hong Kong authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable to market the Offered Securities in the manner and on the terms described in the Time of Sale Prospectus or the Prospectus or to enforce contracts for the sale of securities; (iv) in the reasonable judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the reasonable judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 12 shall be without liability on the part of (a) the Company or the Selling Shareholders to any Underwriter, except that the Company and the Selling Shareholders shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 7 hereof, (b) any Underwriter to the Company or the Selling Shareholders, or (c) of any party hereto to any other party except that the provisions of Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 13 No Advisory or Fiduciary Relationship. The Company and each of the Selling Shareholders acknowledges and agrees that (a) the purchase and sale of the Offered Securities pursuant to this Agreement, including the determination of the public offering price of the Offered Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Shareholders, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its shareholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or its shareholders with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company or its shareholders with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and its shareholders, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and each of the Selling Shareholders has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 14 Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Selling Shareholders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, or the Selling Shareholders, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Offered Securities sold hereunder and any termination of this Agreement.

Section 15 Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

Jefferies & Company, Inc.

520 Madison Avenue

New York, New York 10022

Facsimile: (212) 284-2280

Attention: General Counsel

Stifel, Nicolaus & Company, Incorporated

390 Park Avenue

New York, New York 10022

Facsimile:

Attention: General Counsel

with a copy to:

Jefferies & Company, Inc.

520 Madison Avenue

New York, New York 10022

Facsimile: (212) 284-2280

Attention: General Counsel

Stifel, Nicolaus & Company, Incorporated

390 Park Avenue

New York, New York 10022

Facsimile:

Attention: General Counsel

If to the Company:

BCD Semiconductor Manufacturing Limited

1600 Zixing Road

Shanghai, 202241 PRC

Attention: Jamie Huang, General Counsel

With a copy to:

Wilson Sonsini Goodrich & Rosati,

Professional Corporation

Jin Mao Tower, 38-F, Unit 01-04,

88 Century Boulevard, Pudong, Shanghai 200121, PRC;

Attention: Carmen Chang, Esq.

Facsimile: +86 21 6165-1799

If to the Selling Shareholders:

[Custodian]

[address]

Facsimile: [        ]

Attention: [        ]

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 16 Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 11 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 9 and Section 10, and in each case their respective successors, and personal representatives, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Offered Securities as such from any of the Underwriters merely by reason of such purchase.

Section 17 Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 18 Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints National Corporate Research, Ltd., which currently maintains a New York City office at 10 East 40th Street 10th Floor, New York, NY, 10016, United States of America, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the Borough of Manhattan in the City of New York.

With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

Section 19 Failure of One or More of the Selling Shareholders to Sell and Deliver Offered Securities. If one or more of the Selling Shareholders shall fail to sell and deliver to the Underwriters the Offered Securities to be sold and delivered by such Selling Shareholders at the First Closing Date pursuant to this Agreement, then the Underwriters may at their option, by written notice from the Representatives to the Company and the Selling Shareholders, either (i) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Sections 4, 7, 9 and 10 hereof, the Company or the other Selling Shareholders, or (ii) purchase the shares which the Company and other Selling Shareholders have agreed to sell and deliver in accordance with the terms hereof. If one or more of the Selling Shareholders shall fail to sell and deliver to the Underwriters the Offered Securities to be sold and delivered by such Selling Shareholders pursuant to this Agreement at the First Closing Date or the applicable Option Closing Date, then the Underwriters shall have the right, by written notice from the Representatives to the Company and the Selling Shareholders, to postpone the First Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

Section 20 General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 9 and the contribution provisions of Section 10, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 9 and 10 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any Applicable Prospectus, including any Preliminary Prospectus, the Time of Sale Prospectus, each free writing prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company and the Custodian the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

BCD SEMICONDUCTOR MANUFACTURING LIMITED

By:
Title

SELLING SHAREHOLDERS

By:
(Attorney-in-fact)

JAFCO Asia Technology Fund

By:

Name:

Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives in New York, New York as of the date first above written.

JEFFERIES & COMPANY, INC.

STIFEL, NICOLAUS & COMPANY, INCORPORATED

Acting as Representatives of the

several Underwriters named in

the attached Schedule A.

By JEFFERIES & COMPANY, INC.

By:

By STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:

SCHEDULE A

Underwriters	Number of Firm ADSs to be Purchased

Jefferies & Company, Inc.	[ ]

Stifel, Nicolaus & Company, Incorporated	[ ]

Oppenheimer & Co, Inc.	[ ]

Robert W. Baird & Co. Incorporated	[ ]

Raymond James & Associates, Inc.	[ ]

Total	[ ]

SCHEDULE B

Selling Shareholder	Number of Firm ADSs to be Sold	Maximum Number of Optional ADSs to be Sold

Selling Shareholder [address] Attention: [ ]	[ ]	[ ]

Selling Shareholder [address] Attention: [ ]	[ ]	[ ]

Total:	[ ]	[ ]

SCHEDULE C

Schedule of Free Writing Prospectuses included in the Time of Sale Prospectus

SCHEDULE D

Schedule of Persons Executing Lock-Ups

EXHIBIT G

FORM OF LOCK-UP AGREEMENT

                        , 20

Jefferies & Company, Inc.

Stifel, Nicolaus & Company, Incorporated

As Representatives of the Several Underwriters

c/o Jefferies & Company, Inc.

520 Madison Avenue

New York, New York 10022

c/o Stifel, Nicolaus & Company, Incorporated

One Montgomery Street, 37th Floor

San Francisco, California 94104

RE: BCD Semiconductor Manufacturing Limited (the “Company”)

Ladies & Gentlemen:

The undersigned is an owner of record or beneficially of certain shares of ordinary shares, par value US$.001 per share, of the Company (“Shares”) or securities convertible into or exchangeable or exercisable for Shares. The Company proposes to carry out a public offering of American Depositary Shares (“ADSs”), representing the Shares (the “Offering”) for which you will act as the representatives of the underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter agreement in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household not to), without the prior written consent of Jefferies & Company, Inc. (which consent may be withheld in its sole discretion) and Stifel, Nicolaus & Company, Incorporated (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of any ADSs or Shares, options or warrants to acquire ADSs or Shares, or securities exchangeable or exercisable for or convertible into ADSs or Shares currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 180 days after the date of the Prospectus (as defined in the Underwriting Agreement relating to the Offering to which the Company is a party)(the “Lock-up Period”); provided, that if (i) during the last 17 days of the Lock-up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then in each case the Lock-up Period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Jefferies & Company, Inc. and Stifel, Nicolaus & Company, Incorporated waive, in writing, such extension; provided, further, that the foregoing restrictions shall not apply to (i) the transfer of any or all of the ADSs or Shares owned by the undersigned, either during his lifetime or on death, by gift, will or intestate succession to the immediate family of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his immediate family; (ii) the distribution of ADSs or Shares to members, limited partners, general partners or shareholders of the undersigned; provided, however, that in the case of any transfer or distribution pursuant to clause (i) and (ii) above, it shall be a condition to such transfer that the transferee executes and delivers to Jefferies & Company, Inc. and Stifel, Nicolaus & Company, Incorporated an agreement stating that the transferee is receiving and holding the ADSs or Shares subject to the provisions of this letter agreement, and there shall be no further transfer of such ADSs or Shares, except in accordance with this letter agreement; provided, further, that in the case of any distribution pursuant to clause (ii) above, it shall be a condition to such distribution that no filing by any party under the Exchange Act shall be required or shall be voluntarily made in connection with such distribution (other than a filing made after the expiration of the Lock-Up Period (as such may have been extended pursuant to the terms of this letter agreement)); and (iii) the transfer of ADSs or Shares to the underwriters pursuant to a definitive Underwriting Agreement between the underwriters and the undersigned; and provided, further, that the undersigned may enter into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act relating to the sale of securities of the Company, if then permitted by the Company, provided that the securities subject to such plan may not be sold or otherwise transferred until after the expiration of the Lock-Up Period (as such may have been extended pursuant to the terms of this letter agreement); provided, further, that the undersigned does not effect or permit to be effected any public filing or report or other public notice regarding the existence of such plan prior to the expiration of the Lock-Up Period (as may have been extended pursuant to the terms of this letter agreement). The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-up Period pursuant to the preceding sentence will be delivered by Jefferies & Company, Inc. and Stifel, Nicolaus & Company, Incorporated to the Company and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. For purposes of this Letter Agreement, “immediate family” shall mean the spouse, domestic partner, lineal descendents (including adopted children), father, mother, brother or sister of the transferor.

The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Agreement during the period from the date of this Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of ADSs or Shares or securities convertible into or exchangeable or exercisable for ADSs or Shares held by the undersigned except in compliance with the foregoing restrictions.

Notwithstanding the foregoing, in the event that the Underwriting Agreement is not executed by March 31, 2011; provided, however, that the Company, Jefferies & Company, Inc. and Stifel, Nicolaus & Company, Incorporated may, by written notice to you prior to March 31, 2011, extend such date for a period of up to an additional three months, this letter agreement shall immediately be terminated and the undersigned shall automatically be released from all of his, her or its obligations under this letter agreement.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of any ADSs or Shares owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

This agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

Printed Name of Holder

By:
Signature

Printed Name of Person Signing

(and indicate capacity of person signing if

signing as custodian, trustee, or on behalf

of an entity)